UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015 (July 2, 2015)

SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-33556	41-2232463
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 2, 2015, the Board of Directors of Spectra Energy Partners GP, LLC, the general partner of Spectra Energy Partners (DE) GP, LP, which is the general partner of Spectra Energy Partners, LP (the “Partnership”) approved the amendment of Section 4.10 of the Partnership’s Second Amended and Restated Agreement of Limited Partnership, dated as of November 1, 2013 (the “Partnership Agreement”) to provide, among other things, that, in the event of the redemption of the limited partner interest of any holder that is not an Eligible Citizen or Eligible Holder, as the case may be, the redemption price will be the Current Market Price of the interest to be redeemed. The redemption price was previously the lesser of the Current Market Price and the price paid by the holder. The foregoing description is not complete and is qualified in its entirety by reference to the full and complete terms of Amendment No. 1, dated July 2, 2015, to the Partnership Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. Unless otherwise indicated, capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendment No. 1, dated July 2, 2015, to the Second Amended and Restated Agreement of Limited Partnership of Spectra Energy Partners, LP, dated as of November 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP, its General Partner

By:	Spectra Energy Partners GP, LLC, its General Partner

By:	/s/ Laura J. Buss Sayavedra
Name:	Laura J. Buss Sayavedra
Title:	Vice President and Treasurer

Date: July 6, 2015

EXHIBIT INDEX

3.1	Amendment No. 1, dated July 2, 2015, to the Second Amended and Restated Agreement of Limited Partnership of Spectra Energy Partners, LP, dated as of November 1, 2013.